UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017
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Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Amendment of Operating Partnership Agreement

On September 1, 2017, in connection with an agreement by and among Phillips Edison Grocery Center REIT I, Inc. (the “Company”), Phillips Edison Limited Partnership (“PELP”), American Realty Capital II Advisors , LLC (“ARC”), Phillips Edison NTR LLC (the “Advisor”) and certain of their respective affiliates (as discussed under Item 8.01 below), the Company amended Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership to decrease by 15% (i) the amount of Class B units to be issued on a quarterly basis in connection with services provided under the Advisory Agreement between the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”) and (ii) the amount of any potential back-end incentive compensation that may be paid to Phillips Edison Special Limited Partner LLC, a subsidiary of PELP that owns a special limited partner interest in the Operating Partnership (the “Special Limited Partner”). The amendment to the Operating Partnership Agreement also removes ARC as a limited partner in all capacities

Amendment of Advisory Agreement with Phillips Edison NTR LLC

On September 1, 2017, in connection with the termination of all fee sharing arrangements between ARC and the Advisor, the Company, the Operating Partnership and the Advisor entered into an Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”). Under the Amended Advisory Agreement, all fees payable to the Advisor are decreased by 15%. Other than the foregoing, there are no material differences between the Advisory Agreement and the Amended Advisory Agreement.

Item 8.01. Other Events.

Termination of Relationships with ARC
On September 1, 2017, the Company, PELP and ARC, together with certain of their respective affiliates, entered into and concurrently consummated an agreement providing for a series of transactions intended to terminate all remaining contractual and economic relationships between the Company and PELP, on the on hand, and ARC, on the other hand. Specifically, among other things, in exchange for a payment of $9,500,000 by the Operating Partnership to AR Global Investments, LLC, an affiliate of ARC, ARC and its affiliates agreed to the following: (i) to sell all of the Class B units in the Operating Partnership owned by ARC and its affiliates to the Operating Partnership; (ii) to redeem all of ARC’s interests in the Special Limited Partner; (iii) to terminate all fee sharing arrangements between the Advisor and ARC and its affiliates with respect to fees paid to the Advisor pursuant to the Advisory Agreement; and (iv) to provide releases of all claims against the Company, PELP and their respective affiliates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: September 1, 2017	By:	/s/ R. Mark Addy
R. Mark Addy
President and Chief Operating Officer